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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File
No. 333-     ) of our report, which includes an explanatory paragraph due to changes in entities, dated February 4, 1997, except for Note 3 for which the date is February 24, 1997 and except for Note 7 for which the date is March 17, 1997, on our audit of the financial statements of Flexible Personnel Group of Companies. We also consent to the reference to our firm under the caption "Experts."

                                        Coopers & Lybrand, L.L.P


Fort Wayne, Indiana
July 29, 1997